Exhibit 10.19

OFFICE LEASE AGREEMENT

BETWEEN

ASLAN IV AUSTIN, L.L.C., AS LANDLORD

AND

APOLLO ENDOSURGERY, INC., AS TENANT

THE SETTING

AUSTIN, TEXAS

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Table of Contents

(continued)

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT A-1-LEGAL DESCRIPTION OF LAND

EXHIBIT B-RULES AND REGULATIONS

EXHIBIT C-PAYMENT OF BASIC COSTS

EXHIBIT D-WORK LETTER

EXHIBIT E-ADDITIONAL PROVISIONS

EXHIBIT F-COMMENCEMENT LETTER

EXHIBIT G-INTENTIONALLY OMITTED

EXHIBIT H-FORM OF SNDA

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OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made and entered into as of the 16 day of July, 2012, between ASLAN IV AUSTIN, L.L.C., a Delaware limited liability company (“Landlord”), and APOLLO ENDOSURGERY, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1.                                      Definitions.  The following are definitions of some of the defined terms used in this Lease.  The definition of other defined terms are found throughout this Lease.

A.                                    “Building” shall mean the office building known as Building 1 located at 1120 South Capital of Texas Highway, Austin, Texas 78746.

B.                                    “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof.  As used herein, “Lease Month” shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date; provided, however, that if the Commencement Date does not occur on the first day of a calendar month, then the sixth (6th) Lease Month shall be extended to end on the last day of the sixth (6th) full calendar month following the Commencement Date, Tenant shall pay Base Rent during the resulting partial calendar month at the same rate payable for the sixth (6th) Lease Month (prorated based on the number of days in such partial calendar month), and the succeeding Lease Months shall commence on the first day of each calendar month thereafter.

PERIOD	ANNUAL BASE RENT PER SQUARE FOOT	ANNUAL BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT

Lease Months 1— 5*	$0.00	$0.00	$0.00

Lease Months 6 — 12*	$15.50	$170,499.96	$14,208.33

Lease Months 13 — 18*	$16.00	$235,200.00	$19,600.00

Lease Months 19 — 24	$16.00	$294,207.96	$24,517.33

Lease Months 25 — 36	$16.50	$303,402.00	$25,283.50

Lease Months 37 — 48	$17.00	$312,596.04	$26,049.67

Lease Months 49 - 60	$17.50	$321,789.96	$26,815.83

Lease Months 61 - 70	$18.00	$330,984.00	$27,582.00

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Landlord and Tenant acknowledge that the Base Rent and Additional Rent for Lease Months 1 through 12 shall be calculated based on 11,000 square feet of Rentable Area in the Premises and the Base Rent and Additional Rent for Lease Months 13 through 18 shall be calculated based on 14,700 square feet of Rentable Area in the Premises, all as set forth in the foregoing schedule.  Commencing with Lease Month 19 and continuing throughout the remainder of the Term, the Base Rent shall be based on the entire Rentable Area in the Premises as set forth in Section 1.I below.  The Base Rent due for the sixth (6th) Lease Month of the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

C.                                    “Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined), Tenant’s Pro Rata Share of Taxes (hereinafter defined), and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.  The Additional Rent due for the first (1st) Lease Month of the Lease Term shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof

D.                                    “Basic Costs” is defined in Exhibit C attached hereto.

E.                                     “Taxes” is defined in Exhibit C attached hereto.

F.                                      “Security Deposit” shall mean the sum of Two Hundred Forty-Six Thousand Four Hundred Ninety-One and 16/100 Dollars ($246,491.16).  The Security Deposit shall be in the form of a letter of credit, delivered to Landlord contemporaneously with Tenant’s execution hereof, in accordance with Section 5 of this Lease.

G.                                    “Lease Term” shall mean a period of seventy (70) months commencing on the earlier to occur of (a) November 1, 2012 and (b) the date upon which Tenant occupies any portion of the Premises for the conduct of its business (the earlier to occur of such dates being defined as the “Commencement Date”).  “Expiration Date” shall mean the last day of the Lease Term.  Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term and the last Lease Month thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term.  Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.  Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto (the “Commencement Letter”) setting forth the Commencement Date and the Expiration Date.

H.                                   “Premises” shall mean the office space currently known as Suite 300 located on the third (3rd) floor of the Building and outlined on Exhibit A to this Lease. If

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the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

I.                                        “Rentable Area in the Premises” shall mean 18,388 square feet.

J.                                        “Rentable Area in the Property” shall mean 146,453 square feet.

K.                                    “Tenant’s Pro Rata Share” shall mean 12.556%, subject to the terms of Exhibit C attached hereto.

L.                                     “Permitted Use” shall mean general office use and uses ancillary thereto (including a small laboratory [not to exceed 1,000 square feet of rentable area] for testing of endoscopic surgery equipment in connection with Tenant’s business, similar to the laboratory in Tenant’s current location), and no other use or purpose.

M.                                 Intentionally omitted.

N.                                    “Guarantor(s)” shall mean any party that agrees in writing to guarantee Tenant’s obligations under the Lease.  There are no Guarantor(s).

O.                                    “Broker” shall mean, collectively, Transwestern and Endeavor Real Estate Group.

P.                                      “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays.

Q.                                    “Common Areas” shall mean those areas located within the Building or on the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

R.                                    “Default Rate” shall mean the lower of (i) eighteen percent (18%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

S.                                      “Normal Business Hours” for the Building shall mean 7:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays.

T.                                     “Property” shall mean the Building and the parcel(s) of land on which it is located, which land is described in Exhibit A-1 attached hereto, and other improvements located on such land, including without limitation the two additional office buildings located thereon, and which is currently known as The Setting.

U.                                    “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

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Tenant:

Prior to Commencement Date:

Apollo Endosurgery, Inc.

7000 Bee Caves Road

Austin, Texas 78746

Attn: Mike Doty

From and after Commencement Date:

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Hwy

Building 1, Suite 300

Austin, Texas 78746

Attn: Mike Doty

with a copy to:

Jackson Walker L.L.P.

100 Congress, Suite 1100

Austin, Texas 78701

Attn: Chad Smith

Landlord:

Aslan IV Austin, L.L.C.

c/o Transwestern

901 S. Mopac

Building 4, Suite 250

Austin, Texas 78746

Attn: Property Manager

with a copy to:

Pearlmark Real Estate Partners

200 West Madison, Suite 3200

Chicago, Illinois 60606

Attn: Owner’s Representative

and to:

Drane, Freyer and Lapins

200 West Madison, Suite 3200

Chicago, Illinois 60606

Attn: Wendy Freyer, Esq.

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Payments of Rent only shall be made as follows:

Aslan IV Austin, L.L.C.

c/o Transwestern

901 S. Mopac

Building 4, Suite 250

Austin, Texas 78746

Attn: Property Manager

or such other name and address as Landlord shall, from time to time, designate.

2.                                      Lease Grant/Possession.

A.                                    Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas, all on an “as is” basis (except as otherwise expressly set forth herein).  By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use except as otherwise expressly set forth herein.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE AND TENANT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS OR WARRANTIES. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED                                 WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.  Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that as of the Commencement Date, to Landlord’s current actual knowledge, the Premises will be in compliance with all municipal, state and federal statutes, rules, regulations, ordinances, requirements, and orders in effect that pertain to conditions existing prior to the Commencement Date.  As Tenant’s sole and exclusive remedy for a breach of the foregoing representation and warranty by Landlord, Landlord shall correct the non-compliant portion of the Premises at Landlord’s expense promptly after receipt of written notice thereof from Tenant.  Notwithstanding the foregoing, the foregoing representation and warranty of Landlord shall not include the Initial Alterations or any compliance requirements arising as a result thereof, all of which shall be Tenant’s sole responsibility.

B.                                    Intentionally deleted.

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C.                                    Following the full execution and delivery of this Lease, Tenant shall be entitled to take possession of the Premises prior to the Commencement Date for the purpose of performing the Initial Alterations (as defined in Exhibit D), subject to and in accordance with the terms of the Work Letter attached hereto as Exhibit D.  Such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work.  Tenant shall, however, be liable for the reasonable cost of any services (e.g., electricity, HVAC, freight elevators) that are provided to Tenant during the period of Tenant’s possession prior to the Commencement Date.

3.                                      Use.

A.                                    The Premises shall be used for the Permitted Use and for no other purpose.  Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building.  Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property.  Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises.  Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law.  Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and uniformly enforced against all tenants at the Property, and Tenant will cause all of its agents, employees, invitees and visitors to do so.  All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing, will not diminish Tenant’s rights under this Lease, and will not prohibit Tenant from conducting its business for the uses permitted by this Lease in a commercially reasonable manner.  In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control.  Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

B.                                    Tenant represents, warrants, covenants and agrees that, except as otherwise provided herein, Tenant and its employees, agents, contractors and/or invitees (i) will not (a) use, introduce or maintain any hazardous or toxic chemical, material, substance or waste (collectively, “Hazardous Materials”) in, on, under or about any portion of the Premises or the Building or (b) conduct any activity or activities in or on the Premises or the Building involving, directly or indirectly, the use, generation, treatment, storage, disposal or release of any Hazardous Materials and (ii) shall not be, nor permit the Premises to be, in violation of any applicable local, state or federal environmental laws, statutes or ordinances (or the rules and regulations promulgated thereunder) (“Environmental Laws”); provided that Tenant may use customary office

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and cleaning supplies and the lab set forth above (including a few small tanks of inert gases for use with some of Tenant’s equipment) in the definition of Permitted Use so long as the same are used, stored and disposed of in compliance with, and in quantities not reportable under, all applicable Environmental Laws.  Tenant indemnifies Landlord and its lenders and shall hold them harmless from and against any and all loss, cost, damage, liability and expense arising in connection with any breach by Tenant of any of the representations, warranties, covenants and agreements set forth herein.  The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.

C.                                    Notwithstanding anything to the contrary set forth above, Tenant shall have no liability for any Hazardous Materials located on the Property which existed in the Premises on the date of Tenant’s possession thereof unless the same were introduced by Tenant or any of its officers, directors, employees, managers, agents, invitees or contractors.  Landlord shall be responsible for removing any Hazardous Materials located on or in the Premises in violation of Environmental Laws on the date of Tenant’s possession thereof unless the same were introduced by Tenant or any of its officers, directors, employees, managers, agents, invitees or contractors.

4.                                      Rent.

A.                                    Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.”  In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease.  Such payments shall be paid concurrently with the payments of the Rent on which the tax is based.  Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand.  If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month.  All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding.  Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B.                                    To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of three (3) days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided,

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Tenant shall be entitled to a grace period of three (3) days after notice from Landlord with respect to the first two (2) late payments in any calendar year.

C.                                    The Basic Costs and Taxes payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

5.                                      Security Deposit.

A.                                    The Security Deposit (in the form of a letter of credit, as described in Section 5.B below) shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant.  Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit.  Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount.  If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter.  If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

B.                                    As the Security Deposit, upon the execution of this Lease by Tenant, Tenant shall provide Landlord with an irrevocable standby letter of credit (the “Letter of Credit”), which Letter of Credit shall: (a) be in the amount of $246,491.16; (b) be in form and substance reasonably satisfactory to Landlord; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord; (e) expressly allow Landlord to draw upon it: (i) in the event that the Tenant is in default under this Lease by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or (ii) if Tenant, within thirty (30) days prior to expiration of the Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Letter of Credit meeting the requirements herein; (f) expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord; (g) expressly permit multiple or partial draws up to the stated amount of the Letter of Credit; (h) expressly provide that it is transferable to any successor of Landlord at no cost to Landlord; (i) expressly provide that it may be drawn on via fax, and (j) expressly provide that it will be automatically renewed for a one year period upon the stated expiration date and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary, the issuer notifies Landlord in writing by certified mail, return receipt requested, that it elects not to renew the Letter of Credit.  If,

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within thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, Tenant fails to renew such Letter of Credit, or otherwise fails to properly replace such Letter of Credit, Landlord shall have the right to draw the full amount of the Letter of Credit, and shall thereafter hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of Section 5.A above. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof and shall be in the amount equal to the amount Landlord is then entitled to draw under the Letter of Credit. Provided no Event of Default has occurred and remains uncured as of the effective date of any reduction in the draw amount of the Letter of Credit, the amount that Landlord shall be entitled to draw under the Letter of Credit shall reduce to $123,245.58 on the last day of the fortieth (40th) Lease Month, shall further reduce to $82,163.72 on the last day of the fifty-second (52nd) Lease Month, and shall further reduce to $0.00 on the Final Reduction Date (hereinafter defined).  Within thirty (30) days following the Final Reduction Date, Landlord shall release its interest in the Letter of Credit. As used herein, the “Final Reduction Date” means the last day of the seventieth (70th) Lease Month; provided, however, if the Lease Term expires on the last day of the seventieth (70th) Lease Month and is not extended, then the Final Reduction Date shall be extended to the date which is thirty (30) days following the last day of the seventieth (70th) Lease Month.  Landlord hereby approves of Comerica Bank as a financial institution to issue the initial Letter of Credit.  If this Lease is assigned pursuant to a Permitted Transfer, Landlord will accept as a replacement Letter of Credit hereunder a letter of credit from such transferee if, but only if, such letter of credit meets all of the requirements of the Letter of Credit hereunder at the time of the assignment, in which event Tenant’s Letter of Credit held by Landlord shall be returned to Tenant within thirty (30) days of such assignment pursuant to a Permitted Transfer.

6.                                      Services to be Furnished by Landlord.

A.                                    Landlord shall furnish the following services:  (i) heating and air conditioning during Normal Business Hours to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations; (ii) water for drinking and, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, water at Tenant’s expense for any private restrooms and office kitchen requested by Tenant; (iii) janitorial service in the Premises and Common Areas five (5) days a week (excluding holidays); (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease; and (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and charges by Landlord.

B.                                    If Tenant requests any other utilities or Building services in addition to those identified in Section 6A, or any of the above utilities or Building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish

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Tenant with such additional utilities or Building services.  Landlord may impose a reasonable charge for such additional utilities or Building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due after written notification from Landlord of the amount of such charge.  Landlord’s current charge for heating and air conditioning during hours other than Normal Business Hours is $10.00 per hour per zone, plus applicable taxes.  Each floor of the Building contains approximately eleven (11) such zones.

C.                                    Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

D.                                    Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service described in Section 6A in the Premises and Common Areas necessary for use of the Premises for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of such cessation and ending on the day when the service in question has been restored.  In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7.                                      Leasehold Improvements; Tenant’s Property.  All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein.  All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant.  Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, require Tenant to remove any Tenant’s Property (the “Required Removables”) at Tenant’s sole cost.  Upon the termination of the Lease Term or the sooner termination of Tenant’s right to possession of the Premises, Tenant shall

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remove Tenant’s Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises) and installed by or at the direction of Tenant, and all Required Removables.  Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition, ordinary wear and tear and casualty excepted.  If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 23 hereof until such failure is rectified by Tenant or Landlord.

8.                                      Signage.

A.                                    Except as expressly permitted by this Lease, Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed so long as such signage complies with the signage criteria for the Building.  Landlord shall provide Tenant with Building standard suite entry signage and Building standard lobby directory signage.

B.                                    So long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises, and (iii) Tenant has not assigned this Lease or sublet the entire Premises, Tenant shall have the right to have Building standard signage installed by Landlord on the multi-tenant monument sign for the Project (the “Monument Sign”).  Upon the occurrence of a default by Tenant under the terms of this Lease beyond the expiration of all applicable notice and cure periods, Tenant’s rights with respect to the Monument Sign shall terminate and Landlord shall have the option to remove such signage at Tenant’s sole cost and expense.  The right to have signage on the Monument Sign is personal to the Tenant listed in the first paragraph of this Lease and is not assignable to any other tenant under this Lease.

C.                                    Provided that (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; and (ii) Tenant is in occupancy of the Premises, Tenant (but no assignee or subtenant other than an assignee or subtenant pursuant to a Permitted Transfer not requiring Landlord’s consent) shall have the right, at Tenant’s expense, to install one (1) corporate identification sign on the exterior of the Building (the “Building Sign”); provided that (i) Landlord approves the design, plans and specifications, and location of the Building Sign, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) Tenant obtains all necessary approvals from the City of Austin and all other governmental authorities having jurisdiction over Tenant, the Building, or the Building Sign, (iii) the Building Sign conforms to all applicable laws and restrictive covenants applicable to the Building, and

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(iv) Tenant delivers to Landlord certificates of insurance evidencing that Tenant’s contractors, agents, workmen, engineers or other persons installing the Building Sign have in effect valid worker’s compensation, commercial general liability and builder’s risk insurance in amounts and with such companies and in such forms as Landlord may consider necessary or appropriate for its protection.  Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance.  Tenant must obtain Landlord’s written consent to any proposed sign prior to its fabrication and installation, which consent shall not be unreasonably withheld, conditioned, or delayed so long as such sign complies with the signage criteria for the Property.  Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building.  To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord, showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents) any provisions for illumination.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages, actions and causes of action accruing from or related to the Building Sign, except to the extent caused by the gross negligence or willful misconduct of Landlord.  Tenant agrees that Landlord shall have the right, at Landlord’s expense, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building.  Tenant shall maintain the Building Sign in good condition at Tenant’s expense.  Upon the expiration or earlier termination of the Lease Term, Tenant shall remove the Building Sign and repair all damage caused by such removal, all at Tenant’s sole cost and expense.  So long as Tenant is entitled to have the Building Sign on the exterior or the Building, Landlord agrees that Landlord will not permit any other tenant to install signage on the exterior of the Building.

9.                                      Maintenance, Repairs and Alterations.

A.                                    Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted.  Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times.  Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations not Landlord’s responsibility hereunder (collectively, “Repairs”) in and to the Premises, Building and Property and the facilities and systems thereof, plus an administration charge of five percent (5%) of such cost, the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property or Required Removables, (3) the moving of Tenant’s Property and Required Removables into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

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B.                                    Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as such Alteration is not visible from the exterior of the Premises or the Building, does not affect the structure of the Building and will not adversely affect the mechanical, electrical, plumbing or life safety systems of the Building.  However, Landlord’s consent shall not be required for any alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) does not require a building permit; and (5) will not, in the aggregate, cost more than $10,000.00.  Except for the requirement of obtaining Landlord’s prior written consent and the requirement of delivering plans to the Landlord, Cosmetic Alterations shall otherwise be subject to all the other provisions of this Section 9.  Prior to commencing any Alterations and as a condition to obtaining Landlord’s consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount reasonably satisfactory to Landlord.  Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require.  All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality.  Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building.  Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials.  All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations.  Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations.  In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building.  If Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such Alterations.  Landlord’s approval of Tenant’s plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

C.                                    Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (i) structural elements (including the foundation) of the

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Building; (ii) mechanical (including HVAC), electrical, plumbing and fire/life safety systems, if any, serving the Building in general; (iii) Common Areas; (iv) roof of the Building; (v) exterior windows of the Building; and (vi) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.

10.                               Use of Electrical Services by Tenant.

All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Basic Costs (except as provided below with respect to excess usage).  Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”).  Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.  Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building.  In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent.  Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

11.                               Assignment and Subletting.

A.                                    Except in connection with a Permitted Transfer (defined in Section 11E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to a proposed sublease or assignment (other than a collateral assignment, in which case Landlord may withhold its consent in its sole and absolute discretion).  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord.  Any attempted Transfer in violation of this Section 11, shall, exercisable in Landlord’s sole and absolute discretion, be void.  Consent by

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Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers.  In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B.                                    If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request.  After Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect.  Notwithstanding the foregoing, Tenant shall have the right, exercisable within five (5) days after receipt of Landlord’s intent to terminate this Lease pursuant to this Section 11.B, to withdraw its request for consent to the proposed Transfer, in which case this Lease shall continue in full force and effect.  Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or proposed Transfer.  In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees), not to exceed $1,500.00, incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.

C.                                    Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration (after deduction of all out-of-pocket costs paid to third parties by Tenant in connection with such Transfer) which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.

D.                                    Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer.  The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E.                                     Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed

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transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the date of this Lease or Tenant’s tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice not more than fifteen (15) days after the effective date of the purchase, merger, consolidation or reorganization.

12.                               Mechanic’s Liens.  Tenant will not permit any mechanic’s liens or other liens to be placed upon the Property.  If a lien is attached to the Property, and Tenant fails to release such lien of record (by payment or bond) within ten (10) days of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent.  Tenant shall within ten (10) days of receiving such written notice of lien or claim have such lien or claim released of record.  Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

13.                               Insurance.

A.                                    Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other special form casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence.

B.                                    Tenant shall procure and maintain, at its expense, (i) causes of loss — special form property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of commercial general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord, Landlord’s Property manager and any lender whose loan is secured by a lien against the Building (as such lender shall be identified to Tenant by Landlord in writing) as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance covering Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims (workers’ compensation insurance is required and no alternative

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forms of insurance are permitted) in the amounts required by Texas law, and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers’ right of subrogation.  Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

C.                                    The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease.  In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Property manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders.  Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy.  Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.

D.                                    Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

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14.                               Indemnity.  To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the “Indemnitor”) agree to hold harmless and indemnify the other and the other’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees, and any lender whose loan is secured by a lien against the Building (collectively, the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees.  Such third parties shall not be deemed third party beneficiaries of this Lease.  If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding.  In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord’s Indemnitees) that may arise from any act or occurrence in the Premises, EVEN IF SUCH DEATH OR INJURY OR DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD’S INDEMNITEES. In addition, to the extent not expressly prohibited by law, Landlord agrees to hold harmless and indemnify Tenant and Tenant’s Indemnitees from any losses, damages, judgment, claims, expenses, costs, and liabilities imposed upon or incurred by or asserted against Tenant or Tenant’s Indemnitees, including reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Tenant’s Indemnitees) that may arise from any act or occurrence in the interior Common Areas of the Building, EVEN IF SUCH DEATH OR INJURY OR DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT) OF TENANT OR TENANT’S INDEMNITEES.

15.                               Damages from Certain Causes.  To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE OF LANDLORD OR ITS PARTNERS OR THEIR RESPECTIVE PARTNERS, MEMBERS, AGENTS OR EMPLOYEES, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other

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persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

16.                               Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty.  Landlord shall deliver to Tenant within ninety (90) days after the date of the damage, a reasonable estimate of the time required to repair and restore the Premises (the “Repair Estimate”).  If Landlord does not thus elect to terminate this Lease pursuant to the foregoing and Tenant does not elect to terminate this Lease as provided below, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty.  If as a result of such fire or casualty the Premises or any part thereof have been damaged or access to the Premises has been substantially impaired or denied, and provided that the Repair Estimate states that repair and restoration thereof will not be completed within one hundred eighty (180) days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within ten (10) days after the date Tenant receives the Repair Estimate.  Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty.  When the repairs described in this paragraph have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction.

17.                               Condemnation.  If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur.  If the whole or any substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental

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law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, or if access to the Premises is materially impaired or denied as a result of a taking or private purchase in lieu thereof, then Tenant may, at its option terminate this Lease by delivering notice of termination to Landlord within ten (10) days after the taking, and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur.  If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur.  All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

18.                               Events of Default.  The following events shall be deemed to be “Events of Default” under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first (1st) two (2) such failures during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant’s receipt of written notice from Landlord that such payments were not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants, and such failure continues for ten (10) days after written notice to Tenant of such failure, with respect to (a) assignment and subletting as set forth in Section 11, (b) mechanic’s liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 24, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) intentionally deleted; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

19.                               Remedies.

A.                                    Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)                                 Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

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(2)                                 Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)                                 Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)                                 Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.  In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises.  Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises.  Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.  Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.  TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW.  TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.  LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS

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PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

B.                                    If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

C.                                    If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term.  In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises.  In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D.                                    If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.  In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the

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Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.  For purposes hereof, the “unamortized portion” of any concessions offered by Landlord to Tenant in connection with this Lease shall be calculated by amortizing the costs of such concessions over the period commencing with Lease Month 6 and continuing through and including Lease Month 70, on a straight line basis.

E.                                     Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease.  Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F.                                      The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be

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deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G.                                    In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.

H.                                   All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control.  All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

I.                                        Except as provided in Section 3.B above and in Section 23 below, in no event shall Tenant be liable for consequential or special damages as a result of a breach or default under this Lease; provided that Tenant agrees that the specific damages described in this Section 19 are contractual damages and do not constitute consequential or special damages.

20.                               No Waiver.  Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

21.                               Peaceful Enjoyment.  Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained.

22.                               Substitution.  Intentionally deleted.

23.                               Holding Over.  If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover)

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equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease during such holdover.  No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise.  Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

24.                               Subordination to Mortgage; Estoppel Certificate.  Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Premises, the Building or the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a subordination, non-disturbance and attornment agreement permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust.  Tenant shall attorn to any purchaser of the Property or to the holder of any such mortgage or deed of trust in the event that any of the same succeed to the Landlord’s interest under this Lease.  The foregoing provisions of this Section shall be self-operative and no further instrument of subordination or attornment shall be required.  However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request.  If Tenant fails to execute any subordination or other agreement or certificate required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable.  Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.  Landlord agrees to deliver to Tenant, within thirty (30) days after Tenant’s execution and delivery of this Lease, a subordination, non-disturbance and attornment agreement from ACRC Lender LLC, the current holder of a mortgage on the Building, in the form of Exhibit H attached hereto (the “SNDA”).  Tenant agrees to execute the SNDA concurrently with the execution and delivery of this Lease.

25.                               Notice.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises).  When so mailed,

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the notice shall be deemed to have been given two (2) Business Days after the date it was mailed.  When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service.  The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

26.                               Surrender of Premises.  Upon the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted.  Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

27.                               Rights Reserved to Landlord.  Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building.  In exercising its rights under this Section 27, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

28.                               Miscellaneous.

A.                                    If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of

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such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.                                    Tenant agrees not to record this Lease or any short form or memorandum hereof.

C.                                    This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D.                                    The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be.  Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E.                                     Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F.                                      Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer and written assumption of all of Landlord’s obligations contained herein, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G.                                    If either party institutes a suit against the other for violation of or to enforce any covenant, Willi or condition of this Lease, the prevailing party (as determined by the court) shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

H.                                   Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.  Landlord shall pay a commission to the Broker pursuant to a separate written agreement between Landlord and the Broker.

I.                                        If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties.  All notices, payments, and agreements given

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or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

J.                                        Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations.  Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.  Tenant, within 15 days after request, but not more than twice in any calendar year, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.  Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Property.

K.                                    Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L.                                     Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

M.                                 The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof The term “including” shall be deemed to mean “including without limitation”.

N.                                    Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Section 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

O.                                    TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

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P.                                      WAIVER OF CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES -CONSUMER PROTECTION ACT, SECTION 17.41 ET.  SEQ.  OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

Q.                                    Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

29.                               No Offer.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option.  This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant, and this Lease has been approved by Landlord’s mortgagee, if required.

30.                               Entire Agreement.  This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.  This Lease may be modified only by a written agreement signed by Landlord and Tenant.  Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease, and Tenant agrees that it has not relied upon any such warranties.

31.                               Limitation of Liability.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees.  In no event shall Landlord be liable for consequential or special damages, including, without limitation, lost profits, as a result of a breach or default under this Lease.  TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.  Landlord hereby waives any statutory or contractual lien with respect to Tenant’s personal property in connection with this Lease.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

ASLAN IV AUSTIN, L.L.C.,
a Delaware limited liability company

By:	/s/ Joseph P. Concepcion
Name:	Joseph P. Concepcion
Title:	Managing Director

TENANT:

APOLLO ENDOSURGERY, INC., a
Delaware corporation

By:	/s/ Dennis L. McWilliams
Name:	Dennis L. McWilliams
Title:	CEO

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

A-1

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

That certain 8.424 acre tract of land situated at the corner of Lost Creek Boulevard and South Capital of Texas Highway, consisting of Lot 2, The Setting, a subdivision in Travis County, Texas, according to the map or plat thereof recorded at Book 3, Page 472, of the Plat Records of Travis County, Texas.

A-1-1

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Property and the appurtenances thereto:

1.                                      Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.

2.                                      Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees, shall be paid for by Tenant and Landlord shall not in any ease be responsible therefor.

3.                                      Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion.  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building.  No nails, hooks or screws (except for customary artwork or Wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4.                                      Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent.  A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made.  All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5.                                      Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services.  This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building.  Tenant shall not waste electricity, water or air conditioning.  All controls shall be adjusted only by Building personnel.

6.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord.  Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity.  If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord.  Landlord may prohibit any article, equipment or any other item from being brought into the Building.  Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity.  If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7.                                      All corridor doors, when not in use, shall remain closed.  Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8.                                      Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9.                                      Canvassing, soliciting and peddling in or about the Building or Property is prohibited.  Tenant shall cooperate and use its best efforts to prevent the same.

10.                               Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11.                               Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12.                               Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.                               Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.

14.                               Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises.  Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15.                               Tenant shall not open or permit to be opened any window in the Premises.  This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16.                               To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

17.                               Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18.                               Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

19.                               All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord.  Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20.                               Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21.                               Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents.  Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

22.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants.  Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23.                               Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area.  In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building.  Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area.

[END OF EXHIBIT B]

EXHIBIT C

PAYMENT OF BASIC COSTS

A.                                    During each calendar year, or portion thereof, falling within the Lease Term, including without limitation, Lease Months 1 — 5, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of Basic Costs (as defined below) and Tenant’s Pro Rata Share of Taxes (as defined below) for the applicable calendar year.  Notwithstanding the foregoing, during Lease Months 1 through 12, Tenant’s Pro Rata Share shall be calculated based 11,000 square feet of Rentable Area in the Premises, and during Lease Months 13 during 18, Tenant’s Pro Rata Share shall be calculated based on 14,700 square feet of Rentable Area in the Premises.  Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs and Taxes for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof.  On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimates of Basic Costs and Taxes.  Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs and/or Taxes for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice for Basic Costs and twice for Taxes in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate.  If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year.  Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate.  Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand.  Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease.  Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs or actual Taxes, as applicable, are determined.  The Taxes payable by Tenant under this paragraph shall be limited to the taxes payable for periods during the Lease Term and nothing hereunder shall require Tenant to pay any taxes for periods beyond the expiration or earlier termination of this Lease.  In addition, federal or state income or estate taxes shall remain the sole responsibility of Landlord.

B.                                    As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs and Taxes for the previous calendar year.  If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs or Taxes, is in excess of Tenant’s actual Pro Rata Share of Basic Costs or Taxes, as applicable, for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder).  Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C.                                    “Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property.  Basic Costs shall include, without limitation, management fees not to exceed 3% of the gross revenues from the Property, insurance premiums and deductibles, and the amortized cost of capital improvements made to the Building or the Property which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building and actually result in reduction of operating expense costs; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance earner; or (iii) primarily for the purpose of reasonably improving security at the Property or the Building.  The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

D.                                    Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; (xi) Taxes; (xii) Landlord’s corporate overhead expenses; (xiii) costs occasioned by the violation of any law which was in effect and applicable to the Property as of the date hereof by Landlord, any other occupant of the Building, or their respective agents, employees or contractors; (xiv) the cost of any repair made by Landlord because of the total or partial destruction of the Building or the total or partial condemnation of the Building, to the extent of insurance or condemnation proceeds received; (xv) costs to correct any original construction defect in the Premises or the Building (except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category); (xvi) costs incurred in connection with negotiations or disputes with any other occupant of the Building and costs arising from the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement; and (xvii) compensation for any officers of Landlord above the level of Property manager.

Landlord agrees that Landlord will not collect or be entitled to collect Basic Costs from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Basic Costs actually paid or incurred by Landlord in connection with the operation of the Property.  All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Basic Costs except in the year in which the assessment or premium installment is actually paid.

E.                                     “Taxes” shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Property’s personal property, including license expenses, except to the extent directly paid by tenants of the Property, (iii) all taxes imposed on services of Landlord’s agents and employees, (iv) all franchise taxes and all sales, use and other taxes now or hereafter imposed by any governmental authority upon rent received by Landlord or revenue from the Property, excluding state and/or federal income tax, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building and Property, but excluding income taxes.  Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments.  Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

F.                                      If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the rentable area of the Building and such other buildings at any time during any calendar year of the Lease Term, actual Basic Costs which vary with occupancy for purposes hereof shall, at Landlord’s option, be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the rentable area of the Building and such other buildings during such year.

G.                                    Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of the actual amount of Basic Costs, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants.  Any parties retained by Tenant to inspect Landlord’s books of account and records shall not be compensated on a contingency fee basis.  If Landlord and Tenant determine that Basic Costs for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant; provided if the Lease Term expires or terminates before the determination of the overpayment, Landlord shall refund any overpayment to Tenant within thirty (30) days after such determination after first deducting the amount of any Rent due.  Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days.  Further, if Landlord and Tenant determine that Basic Costs for the year in question were less than stated by more than three percent (3%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.  If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.  During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant’s Pro Rata Share of Basic Costs as calculated by Landlord.

H.                                   Notwithstanding anything contained herein to the contrary, for purposes of calculating Tenant’s Pro Rata Share of Basic Costs, commencing with the first full calendar year of the Lease Term, the Controllable Basic Costs (hereinafter defined) shall not increase by more than 8% per calendar year on a compounding and cumulative basis over the course of the Lease Term.  In other words, Controllable Basic Costs for the second full calendar year of the Lease Term shall not exceed 108% of the Controllable Basic Costs for the first full calendar year of the Lease Term.  Controllable Basic Costs for the third full calendar year of the Lease Term shall not exceed 108% of the limit on Controllable Basic Costs for the second full calendar year of the Lease Term, etc.  By way of illustration, if Controllable Basic Costs were $5.00 per rentable square foot for the first full calendar year of the Lease Term, then Controllable Basic Costs for the second full calendar year of the Lease Term shall not exceed $5.40 per rentable square foot, and Controllable Basic Costs for the third full calendar year of the Lease Term shall not exceed $5.83 per rentable square foot.  “Controllable Basic Costs” shall mean all Basic Costs except (i) wages and salaries included in Basic Costs to the extent of increases in minimum wage required by federal or state law or to the extent of increases required by a collective bargaining agreement, (ii) the cost of utilities, (iii) the cost of insurance, (iv) taxes and assessments and governmental charges, (v) fees for management services, and (vi) to the extent properly included in Basic Costs, the costs of capital improvements.

[END OF EXHIBIT C]

EXHIBIT D

WORK LETTER

1.                                      Following the delivery of possession of the Premises to Tenant and Tenant’s payment of all Rent and security deposits required to be paid upon the execution of the Lease, Tenant shall have the right to perform certain alterations and improvements in the Premises (the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9B of the Lease, including, without limitation, approval by Landlord of (a) the final plans for the Initial Alterations, (b) the contractors to be retained by Tenant to perform such Initial Alterations, and (c) the insurance coverage obtained by Tenant and its contractors in connection with the Initial Alterations.  Tenant shall be responsible for all elements of the plans for the Initial Alterations (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed.  Landlord shall provide its written approval or written statement or reasons for disapproval within 5 Business Days of receipt of the plans for the Initial Alterations and if not approved Tenant will submit revised plans for the Initial Alterations to Landlord, which procedure shall continue until the plans for the Initial Alterations are approved.  If such plans for the Initial Alterations are not approved or disapproved by Landlord within such 5 Business Day period, such plans for the Initial Alterations shall be deemed approved.  Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.                                      Promptly after obtaining Landlord’s approval of the plans for the Initial Alterations and before commencing construction of the Initial Alterations, Tenant shall deliver to Landlord a reasonably detailed estimate of the cost of the Initial Alterations.  If the cost of the Initial Alterations exceeds the Construction Allowance (hereinafter defined), Tenant shall be solely responsible for the difference.  Tenant shall pay to Landlord, within ten (10) days after Landlord’s written demand, a construction fee equal to 2% of the cost of the Initial Alterations to compensate Landlord for reviewing the plans for the Initial Alterations and for costs incurred by Landlord in facilitating completion of the Initial Alterations.  Such construction fee shall be deducted from the Construction Allowance.

3.                                      Provided Tenant is not in default, Landlord agrees to contribute up to $25.00 per square foot of Rentable Area of the Premises (the “Construction Allowance”) toward the cost of performing the Initial Alterations.  The Construction Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations (including the right to use the Construction Allowance towards all actual costs of the work performed and materials provided, architectural fees, engineering fees, mechanical costs, structural costs, electrical costs, construction management fees, permitting fees, and taxes).  The Construction Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within thirty (30) days following receipt by Landlord of the following documentation (1) a payment application along with a schedule of values showing labor and materials expended and used in the Initial Alterations and approved by Tenant’s architect; (2) a sworn contractor’s affidavit in form reasonably acceptable to Landlord from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect in form reasonably acceptable to Landlord that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (6) a certificate of occupancy for the Premises.  The Construction Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Construction Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

4.                                      If the actual cost of Initial Alterations is less than the Construction Allowance, Tenant shall not be entitled to any credit, payment or abatement on account thereof, except that Tenant shall be entitled to a portion of the remaining Construction Allowance equal to up to $2.50 per square foot of Rentable Area of the Premises for reimbursement for Tenant’s actual out of pocket expenses paid to third parties for purchasing and installing telecommunications cabling in the Premises.  If any Construction Allowance remains unused on first day of the nineteenth (19th) Lease Month, such excess amount shall accrue to the sole benefit of Landlord, and Tenant shall not be entitled to any credit, payment or abatement on account thereof.  It is specifically understood that Landlord shall have no obligation whatsoever to fund any portion of the Construction Allowance for any other costs, such as costs incurred by Tenant for furniture or moving expenses.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Construction Allowance, and shall be permitted to pay such taxes from the Construction Allowance as set forth above.

5.                                      In performing construction of Initial Alterations and notwithstanding the fact that the Commencement Date shall have not occurred at the time construction of Initial Alterations is commenced, Tenant shall, with regard to the construction of Initial Alterations, be bound by each and every term of the Lease (other than the covenant to pay Rent, which covenant shall not commence until the Commencement Date).  Without in any way limiting the foregoing provisions of this Paragraph 5, the following provisions shall be applicable to Tenant’s obligation to construct Initial Alterations:

(a)                                 Tenant shall cause the Initial Alterations to be constructed in accordance with the approved plans and all applicable laws, rules, regulations, ordinances and restrictive covenants and otherwise in a good and workmanlike manner.

(b)                                 Tenant and each of Tenant’s contractors shall comply with all rules and regulations for the Building.

(c)                                  Prior to commencement of construction of Initial Alterations, Tenant shall submit to Landlord a list setting forth the name of each of Tenant’s contractors and the work that will be performed by each such contractor.  Any approval by Landlord of any of Tenant’s contractors shall not in any way be construed as or constitute a representation by or warranty of Landlord as to the abilities of the contractor.

(d)                                 Tenant shall cause each of Tenant’s contractors to deliver Landlord sufficient evidence (which shall include, without limitation, certificates of insurance naming Landlord and Landlord’s Property manager as additional insureds) that such contractor is covered under such workmen’s compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.  All such evidence of insurance must be submitted to and approved by Landlord prior to commencement of construction of Initial Alterations.

(e)                                  Prior to the execution of the construction contract for the construction of Initial Alterations, Tenant shall submit the proposed form thereof to Landlord for Landlord’s review and acceptance.  Such contract shall, without in any way limiting Landlord’s right to approve the form of such contract, (i) require the contractor to waive all contractual, statutory and constitutional liens against the Premises, the Building and the Property as a condition to receipt of any payments thereunder, (ii) require the contractor to conform to the Building rules and regulations and any Building rules applicable to contractors performing work in the Building, (iii) require the contractor to deliver the certificates of insurance (and such other evidence of insurance as is required by Landlord) referred to above, (iv) recognize that Landlord is a third party beneficiary with respect to all warranties (implied or expressed) under the contract or otherwise applicable to Initial Alterations at law or in equity, and as a third party beneficiary, Landlord shall have the absolute right (but not the obligation) to enforce each and every such warranty, (v) require the contractor to maintain a set of recorded construction plans on a diskette in AutoCad or compatible format (the “Record Drawings”), (vi) require the contractor to complete construction of Initial Alterations on or prior to the Commencement Date and (vii) require the contractor to work in harmony and cooperate with each other contractor performing work at the Premises.

(f)                                   Prior to commencement of construction of Initial Alterations (including, without limitation, demolition of any existing improvements to allow for the construction of Initial Alterations), the final plans will, if required by applicable laws, be approved by the appropriate governmental agency and all notices required to be given to any governmental agency shall have been given in a timely manner.  In addition to obtaining all required approvals and permits, the final plans for any portion of the Initial Alterations which may affect the structural integrity of the Building, must be stamped by a structural engineer approved by Landlord, and such final plans must contain a certification that such alterations will not adversely affect the structural integrity of the Building.

(g)                                  All materials used in the construction of Initial Alterations shall be new and first-class quality (other than materials located in the Premises on the date of the Lease).  All doors, light fixtures, ceiling tiles and other improvements in the Premises having Building standard specifications shall comply with such specifications.

(h)                                 Tenant shall maintain the Premises and the surrounding areas in a clean and orderly condition during construction.  Tenant will cause Tenant’s contractors to promptly remove from the Building, by use of their own trash containers, all rubbish, dirt, debris and flammable waste, as well as all unused construction materials, equipment, shipping containers and packaging generated by Initial Alterations; neither Tenant nor Tenant’s contractors shall be permitted to deposit any such materials in Landlord’s trash containers or elsewhere in the Building.  Storage of construction materials, tools, equipment and debris shall be confined within the Premises.

(i)                                     Upon completion of Initial Alterations and prior to occupancy of the Premises, Tenant shall deliver to Landlord one set of Record Drawings.

(j)                                    Landlord shall not be liable for any injury, loss or damage to any of Initial Alterations or other installations.

(k)                                 Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed by or on behalf of Tenant or Tenant’s contractors.

(l)                                     Notwithstanding the fact that Landlord shall be a third party beneficiary of any and all warranties under the contract for construction of Initial Alterations and any and all warranties applicable to Initial Alterations at law or in equity, Landlord shall in no way be responsible for the function and/or maintenance of Initial Alterations.

6.                                      Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf, it being agreed that, except as provided in Paragraph 7 below, Landlord shall not be required to perform any work or, except as provided above with respect to the Construction

Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

7.                                      Landlord shall, at its sole cost and expense, prior to completion of the Initial Alterations, perform the following work, using Building standard methods, materials, and finishes (the “Landlord’s Work”):

(a)                                 Perform alterations to the restrooms within the Premises to bring the same into compliance with Texas Accessibility Standards, and upgrade the finishes in such restrooms to be consistent with the finishes in the first floor restrooms of Building 2.

(b)                                 Intentionally deleted.

(c)                                  Remove all existing furniture from the Premises.

Landlord and Tenant agree to cause their respective contractors to cooperate to allow the Landlord’s Work to be performed during construction of the Initial Alterations as is reasonably necessary.  Any actual delay in substantial completion by Tenant’s contractor of the Initial Alterations that is caused solely by the act or omission of Landlord, the Landlord’s architect or any of Landlord’s agents, designers, contractors or employees (including without limitation due to any unreasonable interference with the performance of the Initial Alterations by Landlord’s contractors performing the Landlord’s Work) shall be considered a “Landlord Delay” if the condition causing such delay is not cured within 24 hours after Landlord’s receipt of written notice from Tenant of the existence of such condition stating that Landlord’s failure to cure such condition will cause a Landlord Delay.  Landlord will have the right to reasonably contest Tenant’s assessment of the existence and extent of any Landlord Delay.  To the extent the substantial completion of the Initial Alterations is actually delayed due to a Landlord Delay, as Tenant’s sole and exclusive remedy for such delay the November 1, 2012 date set forth in Section 1.G of the Lease shall be extended (i.e., to a later date) by one day for each day of delay in substantial completion of the Initial Alterations caused by Landlord Delay.

8.                                      This Work Letter shall not be applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.  All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

[END OF EXHIBIT D]

EXHIBIT E

ADDITIONAL PROVISIONS

I.                                        PARKING.

(a)                                 Landlord shall make available to Tenant at the commencement of the Lease Term the use of sixty-eight (68) of the Building’s unreserved parking spaces (the “Spaces”) in the Building parking lot.  Upon Landlord’s obtaining access to the covered parking in the CityView Center parking garage for tenants of the Property (but in no event later than January 31, 2014), Tenant shall be entitled to convert up to five (5) of such unreserved Spaces to covered Spaces in the CityView parking garage, by giving notice thereof to Landlord.  The Building’s parking lot and the CityView parking garage are collectively referred to herein as the “Parking Garage”.  During the Lease Term, Tenant’s use of such unreserved and reserved Spaces shall be at no additional charge.

(b)                                 It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant.  Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time-to-time by the manager of such Parking Garage and uniformly enforced to all users of the Parking Garage, and shall be subject to termination for violation of any such rules or regulations upon notice from such manager.  Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces.

(c)                                  Intentionally deleted.

II.                                   RENEWAL OPTION.

(a)                                 Tenant shall have the right to extend the Lease Term with respect to the entire Premises only (the “Renewal Option”) for one (1) additional period of three (3) years commencing on the day following the Expiration Date of the initial Lease Term (the “Renewal Term”), provided that each of the following occurs:

(i)                                     Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not less than six (6) full calendar months prior to the expiration of the initial Lease Term and not more than nine (9) full calendar months prior to the expiration of the initial Lease Term; and

(ii)                                  Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

(iii)                               No part of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

(iv)                              The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

(b)                                 The Base Rent rate per rentable square foot for the Premises during Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

(c)                                  Tenant shall pay Additional Rent (i.e.  Basic Costs and Taxes) for the Premises during the Renewal Term in accordance with the terms of this Lease.

(d)                                 Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of Landlord’s determination of the applicable Base Rent rate for the Premises for the Renewal Term.  Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Renewal Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together to agree upon the Prevailing Market rate for the Premises during the Renewal Term.  Upon agreement Tenant shall provide Landlord with Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in paragraph (e) below.  If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s ‘s Renewal Option shall be deemed to be null and void and of no further force or effect.

(e)                                  If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”) and shall each select a broker (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term.  Each appraiser so selected shall (i) be a licensed commercial real estate broker and (ii) have not less than 10 years’ experience in the field of commercial brokerage in connection with office buildings comparable to the Building in the Austin, Texas area.  Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term.  If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e.  arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term.  The parties shall share equally in the costs of the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

(f)                                   If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Lease Term for the Premises until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term.  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.  If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under this Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

(g)                                  If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Lease Term, Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(h)                                 For purpose hereof, “Prevailing Market” rate shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market rate is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Southwest Austin submarket in which the Building is included.  The determination of Prevailing Market rate shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

(i)                                     The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease.  Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

III.                              RIGHT OF FIRST REFUSAL.

(a)                                 Tenant shall have a right of first refusal (the “Right of First Refusal”) with respect to Suites 200 and 250 on the second (2nd) floor of the Building, as shown on Schedule E-1 attached hereto (the “Refusal Space”).  Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a bona fide third party offer from a prospective tenant other than the existing tenant in the Refusal Space (the “Prospect”) interested in leasing all or any portion of the Refusal Space upon terms acceptable to Landlord, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord and such Prospect are prepared to lease the Refusal Space (or applicable portion thereof) to such Prospect.  If such Prospect is interested in leasing space in the Building in addition to the Refusal Space, Landlord shall include such additional space in the Advice, and such additional space shall be deemed a part of the Refusal Space.  Tenant may lease the Refusal Space described in the Advice under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) days after the date of Tenant’s receipt of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(i)                                     an Event of Default exists under this Lease at the time that Landlord would otherwise deliver the Advice; or

(ii)                                  the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

(iii)                               the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

(iv)                              Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

(b)                                 The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date, shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space.  Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice.

(c)                                  The Refusal Space leased by Tenant hereunder shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in such Refusal Space, in which case Landlord shall perform such work in such Refusal Space.  If Landlord is delayed delivering possession of such Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Refusal Space shall be postponed until the date Landlord delivers possession of such Refusal Space to Tenant free from occupancy by any party.

(d)                                 The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) the expiration of the Lease Term; (ii) Tenant’s failure to exercise its Right of First Refusal within the ten (10) day period provided in paragraph (a) above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in paragraph (a) above.

(e)                                  If Tenant exercises its Right of First Refusal, Landlord and Tenant shall enter into an amendment (the “Refusal Space Amendment”) adding the Refusal Space (or applicable portion thereof) to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Tenant’s Pro Rata Share, Rentable Area in the Premises, and other appropriate terms; provided that an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

(f)                                   Notwithstanding anything herein to the contrary, Tenant’s Right of First Refusal is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof

[END OF EXHIBIT E]

SCHEDULE E-1

OUTLINE AND LOCATION OF REFUSAL SPACE

E-1-1

EXHIBIT F

COMMENCEMENT LETTER

Date

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Hwy

Building 1, Suite 300

Austin, Texas 78746

Attn:

Re:                             Commencement Letter with respect to that certain Lease dated                    , 2012, by and between Aslan IV Austin, L.L.C., a Delaware limited liability company, as Landlord, and Apollo Endosurgery, Inc., a Delaware corporation, as Tenant, for a Rentable Area in the Premises of 18,388 square feet on the third floor of Building 1 located at 1120 South Capital of Texas Highway, Austin, Texas 78746.

Dear                   :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Commencement Date of the Lease is                                         ;

The Expiration Date of the Lease is                                             .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX

Property Manager

Agreed and Accepted:

TENANT:

Apollo Endosurgery, Inc., a Delaware corporation

By:
Name:
Title:

F-1

EXHIBIT G

INTENTIONALLY OMITTED

G-1

EXHIBIT H

FORM OF SNDA

LOAN: 24687

ACRC LENDER LLC

- and -

APOLLO ENDOSURGERY, INC.

COMBINED TENANT ESTOPPEL AND
SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

Dated: , 2012

Location:	1120 South Capital of Texas Highway, Austin, Texas 78746

Lot 2, The Setting, a subdivision in Travis County, Texas, according to the map or plat thereof recorded at Book 3, Page 472, of the Plat Records of Travis County, Texas

UPON RECORDATION
RETURN TO:

ACRC LENDER LLC
c/o Ares Commercial Real Estate Management LLC
Two N. LaSalle Street
Suite 925
Chicago, Illinois 60602
Attention: Legal Department

COMBINED TENANT ESTOPPEL AND SUBORDINATION, NONDISTURBANCE ATTORNMENT AND AGREEMENT

THIS COMBINED TENANT ESTOPPEL AND SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the              day of                                , 2012 by and between ACRC LENDER LLC, its successors, assigns and affiliates (“Lender”) having an address at Two N.  LaSalle Street, Suite 925, Chicago, Illinois 60602 (collectively, “Lender”) and APOLLO ENDOSURGERY, INC., a Delaware corporation, having an address at 7000 Bee Caves Road, Austin, Texas 78746 (“Tenant”).

RECITALS:

A.                                    Tenant is the holder of a leasehold estate (the “Leased Premises” in a portion of the property described on Exhibit A (the “Property”) under and pursuant to the provisions of a certain lease between ASLAN IV AUSTIN, L.L.C., a Delaware limited liability company, as landlord (“Landlord”) and Tenant, as tenant (the “Lease”);

B.                                    The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of or to be assigned to Lender; and

C.                                    Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals set forth above and the mutual promises, covenants and agreements contained herein, the parties hereto promise, covenant and agree as follows:

ARTICLE ONE

1.                                      Tenant Certifications.  The Tenant certifies to Lender that:

(a)                                 Tenant leases the Leased Premises from Landlord pursuant to the Lease, a true, correct and complete copy of which, including any and all amendments, has been delivered to Lender.  There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Leased Premises, except as provided in the Lease and as detailed in this certification.

(b)                                 The Lease is dated July              , 2012 and covers the Leased Premises which consist of approximately 18,388 rentable square feet at the Property.  The initial term of the Lease is anticipated to commence on or before November 1, 2012, and will expire on the last day of the 70th full calendar month thereafter, exclusive of unexercised renewal options and extension options.  Tenant has the following renewal options: one, three (3) year renewal option.

(c)                                  The Lease is in full force and effect and has not been amended, modified, supplemented or superseded, and constitutes the entire agreement between the undersigned and Landlord with respect to the Leased Premises.  There is no other agreement (except for the agreements contained herein) between Tenant and Landlord with respect to any other space at the Property.

(d)                                 Neither Tenant nor Landlord is in default under the Lease.  There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.

(e)                                  Tenant has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord’s interest in the Lease or the Property, except to Lender in connection with the Loan.

(f)                                   The monthly installment of base rent of $14,208.33 due under the Lease for the sixth (6th) full month has been paid and the monthly installment of additional rent of $8,075.83 due under the Lease for the first (1st) full month has been paid.  Landlord holds a security deposit in the amount of $246,491.16, in the form of a letter of credit.  No rent abatements are currently in effect, except as expressly set forth in the Lease.

(g)                                  There are no actions, voluntary or otherwise, pending or, to the best knowledge of the undersigned, threatened against Tenant under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

(h)                                 Tenant has accepted possession, taken occupancy of, and is conducting operations at and paying rent with respect to the Leased Premises.

(i)                                     Tenant has no option or right to purchase the property of which the Leased Premises are a part, or any part thereof.

ARTICLE TWO

1.                                      Subordination.  The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2.                                      Nondisturbance.  So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any purchaser of the Property upon a foreclosure of the Security Instrument, that Tenant’s possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure.  For purposes of this agreement, a “foreclosure” shall include (but not be limited to) a sheriffs or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3.                                      Attornment.  Tenant agrees to attorn to, accept and recognize any person or entity which acquires the Property through a foreclosure (an “Acquiring Party”) as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease.  The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.  Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

4.                                      No Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver nor any Acquiring Party shall be:

(a)                                 liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b)                                 except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

(c)                                  subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d)                                 bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

(e)                                  bound by any cancellation, surrender, amendment or modification of the Lease or release of liability thereunder not expressly consented to in writing by Lender or otherwise permitted by the Security Instrument in each instance; or

(f)                                   be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5.                                      Rent.  Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument.  In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender.  Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

6.                                      Lender to Receive Notices.  Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.                                      Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to                                                                                                                                                               Prior to commencement date of the Lease:

Apollo Endosurgery, Inc.

7000 Bee Caves Road

Austin, Texas 78746

Attn: Mike Doty

From and after commencement date:

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Hwy

Building 1, Suite 300

Austin, Texas 78746

Attn: Mike Doty

with a copy to:

Jackson Walker L.L.P.

100 Congress, Suite 1100

Austin, Texas 78701

Attn: Chad Smith

if to Lender:                                                                                                                                                                             ACRC LENDER LLC

c/o Ares Commercial Real Estate Management LLC

Two N. LaSalle Street

Suite 925

Chicago, Illinois 60602

Attention: Legal Department

with a copy to:                                                                                                                                                               Ares Commercial Real Estate Management LLC

13760 Noel Road

Suite 1100

Dallas, Texas 75240

Attention: Legal Department

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Paragraph 7, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in Chicago, Illinois.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.                                      Successors.  The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

9.                                      Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

ACRC LENDER LLC,
a Delaware limited liability company

By:
Name:
Title

TENANT:

APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:
Name:
Title

The undersigned accepts and agrees to the provisions of Paragraph 5 in Article Two hereof:

LANDLORD:

ASLAN IV AUSTIN, L.L.C.,
a Delaware limited liability company

By:
Name:
Title

LENDER’S ACKNOWLEDGEMENT

STATE OF ILLINOIS	)

) SS.

COUNTY OF	)

I,                                    , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                            , personally known to me to be the                               of ACRC Lender LLC, a Delaware limited liability company, whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that, in such capacity, (s)he signed and delivered the said Instrument of writing as                               of said                             , as his/her free and voluntary act and as the free and voluntary act and deed of said entity for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this               day of                              , 2012.

Notary Public

My Commission expires:

TENANT’S ACKNOWLEDGEMENT

STATE OF ILLINOIS	)

) SS.

COUNTY OF	)

I,                                      , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                         , personally known to me to be the                              of APOLLO ENDOSURGERY, INC., a Delaware corporation, whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that, in such capacity, (s)he signed and delivered the said Instrument of writing as his/her free and voluntary act and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this              day of                            , 2012.

Notary Public

My Commission expires:

EXHIBIT A

Legal Description of the Property

That certain 8.424 acre tract of land situated at the corner of Lost Creek Boulevard and South Capital of Texas Highway, consisting of Lot 2, The Setting, a subdivision in Travis County, Texas, according to the map or plat thereof recorded at Book 3, Page 472, of the Plat Records of Travis County, Texas.